Exhibit 10.10
                      MORTGAGE AND SECURITY AGREEMENT

           A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.
A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE
THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING
TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY
THE MORTGAGOR UNDER THIS MORTGAGE.

     THIS MORTGAGE AND SECURITY AGREEMENT made this day of April, 1997, by and between WATERFORD DEVELOPMENT
COMPANY, L.L.C., an Oklahoma limited liability company, hereinafter referred to as "Mortgagor", and LTC PROPERTIES, INC., a Maryland corporation, hereinafter referred to as "Mortgagee".


     WITNESSETH:

     That Mortgagor, in consideration of the premises and to secure the payment of the sum of One Million Eight Hundred Sixty-Eight Thousand
Five Hundred Dollars ($1,868,500.00) does by these presents, grant, bargain, sell, assign, encumber, mortgage and convey unto Mortgagee, with power of sale, and grants a security interest in, all interest of Mortgagor in and to the property described on Exhibit "A" attached hereto situated in Bryan County, State of Oklahoma, together with the improvements thereon and all appurtenances thereunto belonging (hereinafter referred to as the "Subject Premises").

     TO HAVE AND TO HOLD the same together with all of the rights, tenements and appurtenances thereunto belonging or in any wise appertaining.

     This instrument is intended as a mortgage to secure the payment of a certain Promissory Note (the "Note") bearing even date herewith, executed by Mortgagor to Mortgagee in the principal amount of $1,868,500.00, together with interest thereon and all extensions or renewals of all or any part of the indebtedness, obligations, loans, advances, whether as future advances or otherwise, and liabilities described herein (collectively the "Indebtedness"). This Mortgage is intended and given to secure all of the Indebtedness.

     Mortgagor hereby covenants and agrees as follows:

     1.   Mortgagor is the owner in fee simple of the Subject
Premises and the Subject Premises are free and clear of all liens, claims and encumbrances, except easements of record, that said Mortgagor has
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good right and authority to sell, convey and mortgage the same and will warrant and defend the same against the claims of all persons whomsoever.

     2. Mortgagor will pay the above recited Indebtedness and interest thereon when and as the same shall become due and Mortgagor shall do and perform all other acts and agreements herein contained as well as those contained in the Note.

     3.   Mortgagor will keep the improvements on the Subject
Premises in as good repair as they now are, ordinary wear and tear excepted, and the same shall not be destroyed or removed without the consent of Mortgagee and Mortgagor will not commit or allow any waste on the Subject Premises nor do any other act whereby the property hereby conveyed and mortgaged shall become less valuable; that the Subject Premises shall not be used for any illegal or disreputable business or purpose or used for a purpose which will injure or render the Subject Premises unfit or less desirable for their present use and purposes; and in case any damage should result from any cause, proper or suitable repairs will be immediately made so that the improvements on the Subject Premises will be maintained in at least as good condition as the same are at the present time, ordinary wear and tear excepted, provided, however, in the event of substantial damage to the improvements on the Subject Premises which shall require a substantial rebuilding thereof, Mortgagor shall not be required to rebuild. If Mortgagor elects not to so rebuild, Mortgagee shall be entitled to receive the proceeds from the insurance on the Subject Premises up to an amount equal to the balance due pursuant to the Note secured hereby, including accrued interest then payable.

     4. Mortgagor shall keep the Subject Premises free from all judgments, mechanic's liens and other statutory liens of whatsoever nature.

     5. Mortgagor shall pay any and all ad valorem taxes and assessments upon the Subject Premises when and as the same come due and upon request shall promptly furnish copies of receipts for such payments to Mortgagee.

     6.   Mortgagor agrees to maintain insurance against fire and
other hazards in a sum and with a company satisfactory to and for the benefit of Mortgagee, as its interest may appear, upon the buildings, improvements and fixtures upon the Subject Premises, provided that Mortgagor shall not be required to maintain such insurance in an amount more than the balance due pursuant to the Note secured hereby.
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     7.   In the event of a failure of Mortgagor to keep the Subject
Premises free from judgments, mechanic's liens or other statutory liens, or in the event of a failure of Mortgagor to pay ad valorem taxes and assessments as and when due, or to maintain insurance upon the improvements, Mortgagee shall have the right, but not the obligation, to pay said liens, claims, taxes or assessments, or insurance together with penalties and interest thereon and such sums shall be charged hereunder as principal money bearing interest at the rate provided in the Note and such sums together with interest shall be secured by this Mortgage provided upon any such payment by Mortgagee, Mortgagee shall not be held to have waived any right accruing to Mortgagee because of non-payment by Mortgagor thereof.

     8. If Mortgagor shall pay or cause to be paid to Mortgagee the Indebtedness evidenced by the aforesaid Note in accordance with the terms and conditions thereof, together with all interest thereon and shall keep and perform each and all of the covenants and conditions herein, then these presents and the estate hereby created shall remain wholly discharged and void and this Mortgage shall be released at the cost of Mortgagee, otherwise, they shall remain in full force and effect.

     9. It is further expressly agreed that the following will constitute an event of default under this Mortgage:

     (a) Any default in the payment at the time and place and in the manner provided for payment of the debt evidenced by said Note or interest thereon or any other sums secured hereby;

     (b) The creation of any mechanic's liens or other liens upon the Subject Premises or any part thereof which might be prior to the lien of this Mortgage;

     (c) The institution of bankruptcy proceedings by or against Mortgagor;

     (d) There shall exist upon the Subject Premises or any part thereof any lien or encumbrance created by Mortgagor which is prior to this Mortgage or which affects adversely the priority or lien of this Mortgage; or

     (e) If Lessee ceases to maintain in effect any license, permit, certificate or approval necessary or otherwise required to operate the Subject Premises as a residential care home or other similar long term care facility or if any such cessation is threatened in writing by any
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governmental authority having jurisdiction over the issuance or revocation of any license, permit, certificate or approval necessary or required to operate the Subject Premises, and if the event or condition causing such threatened cessation has not been cured by Lessee within any applicable cure period.

     10. Upon the occurrence of an event of default, Mortgagee may, without notice, demand or presentment which are hereby waived by Mortgagor, declare the entire unpaid balance immediately due and payable and Mortgagee may proceed to enforce any and all rights and remedies Mortgagee may have under Oklahoma law, including, but not limited to the right to foreclose this Mortgage by judicial process. In the event of judicial foreclosure, the court shall direct the sale of the Subject Premises to be with or without appraisement, as Mortgagee may elect at the time judgment is rendered.

     As an alternative to judicial foreclosure, Mortgagee shall be entitled to exercise the provisions providing for a foreclosure by power of sale pursuant to the Oklahoma Power of Sale Mortgage Foreclosure Act,
46 O.S. Sec.40, et seq. (the "Act"); PROVIDED, HOWEVER, that in connection with such election, Mortgagee shall first give Mortgagor a written notice of Mortgagee's intention to foreclose by power of sale in the manner provided by the Act.

     11. Mortgagor may not sell or convey all or any part of the Subject Premises or an interest therein without the prior written consent of Mortgagee. ff an or any part of the Subject Premises or any interest therein is sold or transferred without Mortgagee's prior written consent, Mortgagee may, at its option, require immediate payment in full of all sums secured by this Mortgage.

     12. Any portion of the Subject Premises which by law is or may be real property shall be deemed to be a part of the real property for the purposes of this Mortgage. The remainder of the Subject Premises shall be subject to the Uniform Commercial Code, and this Mortgage shall constitute a Security Agreement with respect thereto. Mortgagor hereby grants to Mortgagee a security interest in that portion of the Subject Premises not deemed a part of the real property for the purpose of securing performance of all of Mortgagor's obligations herein. With respect to such security interest (a) Mortgagee may exercise all rights granted or to be granted a secured party under the Uniform Commercial Code as enacted in the State of Oklahoma; and (b) upon the occurrence of an event of default as defined hereunder, Mortgagee shall have a right of possession superior to any right of possession of Mortgagor or any person claiming through or
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on behalf of Mortgagor.  Any notice required by the Uniform Commercial
Code shall be sufficient if given in the manner provided in paragraph 13 to the parties named therein.

     13. Any notice given pursuant hereto shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, by overnight courier guaranteeing overnight delivery, or by personal service including facsimile transmission, to the respective addresses as follows or to such other address as the respective party may designate by written notice, duly mailed to the other:

To Mortgagee:  LTC PROPERTIES, INC.
               311 West Monroe Street
               P.O. Box 74742
               Chicago, Illinois 60694-5020

With a copy to:     STERN, NEUBAUER, GREENWALD &                 PAULY
               Attn: Dennis L. Greenwald,  Esq.
               1299 Ocean Avenue, Tenth Floor
               Santa Monica, California 90401-1007

To Mortgagor:  WATERFORD DEVELOPMENT COMPANY,               L.L.C.
               c/o Sterling House Corporation
               453 S. Webb Road, Suite 500
               Wichita, Kansas 67207

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With a copy to:          CROCKETT & GILHOUSEN
                    Attn: David G. Crockett, Esq.
                    1005 N. Market
                    Wichita, Kansas 67214

Notice shall be deemed given three (3) business days after deposit in the mail, on the date shown on courier's delivery receipt if sent by overnight courier and on receipt if sent by personal service.

     IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the day and year first above written.

WATERFORD DEVELOPMENT COMPANY,
L.L.C., an Oklahoma limited liability company

By:  /s/Steven Vick
Its: President of Its Managing Member


ACKNOWLEDGEMENT

STATE OF KANSAS
                    ss:
COUNTY OF SEDGWICK

     This instrument was acknowledged before me this 18th day of April, 1997, by Steven Vick, as Manager of Waterford Development
Company, L.L.C., an Oklahoma limited liablity company.



Notary Public

My Commission Expires:


(SEAL)
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                    EXHIBIT "A"

                 LEGAL DESCRIPTION

                 DURANT, OKLAHOMA

The North 335 feet of the W/2 SE/4 SW/4 NE/4 of Section 30, Township
6 South, Range 9 East of the Indian Base and Meridian, in Bryan County, Oklahoma according to the Government Survey thereof.